Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                        Richard L. Brown & Company, P.A.
                         1810 S. MacDill Avenue, Suite 3
                                 Tampa, FL 33629



Raven Moon Entertainment, Inc.
120 International Parkway, Suite 220
Heathrow, Florida 32826

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated March 12, 2004, with respect to the financial statements of Raven Moon Entertainment, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission, which have been incorporated by reference in its entirety in the Registration Statement on Form S-8.

June 24, 2004



/s/  Richard L. Brown & Company, P.A.
-------------------------------------
     Richard L. Brown & Company, P.A.